Exhibit 21

NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

Subsidiaries of the Registrant

As of December 31, 2003

The following list includes subsidiaries of Nationwide Financial Services, Inc. Subsidiaries of subsidiaries are indicated by indentations. All subsidiaries are wholly owned unless otherwise indicated.

Subsidiary	State of Incorporation or Organization
Nationwide Life Insurance Company	Ohio
Nationwide Life and Annuity Insurance Company	Ohio
Nationwide Investment Services Corporation	Oklahoma
Nationwide Financial Assignment Company	Ohio
Nationwide Community Development Corporation, LLC (67% owned)	Ohio
Nationwide Properties, Ltd. (98% owned)	Ohio
Nationwide Affordable Housing, LLC (45% owned)	Ohio
Nationwide Life Insurance Company of America	Pennsylvania
Nationwide Life and Annuity Company of America	Delaware
Nationwide Life Insurance Company of Delaware	Delaware
Nationwide Provident Holding Company	Pennsylvania
Four P Finance Company	Pennsylvania
Nationwide Provident Distributors, Inc.	Delaware
Delfi Realty Corporation	Delaware
Institutional Concepts, Inc.	New York
1717 Capital Management Company	Pennsylvania
Washington Square Administrative Services, Inc.	Pennsylvania
Software Development Corp.	Delaware
RF Advisers, Inc.	Pennsylvania
PNAM, Inc.	Delaware
Provestco, Inc.	Delaware

RCMD Financial Services, Inc.	Delaware
1717 Advisory Services, Inc.	Pennsylvania
1717 Brokerage Services, Inc.	Pennsylvania
1717 Insurance Agency of Massachusetts, Inc.	Massachusetts
Nationwide Financial Services Capital Trust	Delaware
Nationwide Financial Services (Bermuda), LTD	Bermuda
NFSB Investments, LTD	Bermuda
Nationwide Trust Company, FSB	Federal Incorporation
Nationwide Financial Services Capital Trust II	Delaware
Nationwide Financial Structured Products, LLC
TBG Insurance Services Corporation d/b/a TBG Financial (63% owned)	California
TBG Aviation, LLC	California
TBG Danco Insurance Company	California
TBG Financial & Insurance Services Corporation	California
TBG Financial and Insurance Services Corporation of Hawaii	Hawaii
William J. Lynch & Associates, Inc.	California
Cap Pro Holding, Inc. (63% owned)	Delaware
Capital Professional Advisors, Inc.	Delaware
Cap Pro Brokerage Services, Inc.	Delaware
Cap Pro Advisory Services, Inc.	Delaware
Cap Pro Insurance Agency Services, Inc.	Delaware

Subsidiary	State of Incorporation or Organization
NFS Distributors, Inc.	Delaware
Nationwide Retirement Solutions, Inc.	Delaware
Nationwide Retirement Solutions, Inc. of Alabama	Alabama
Nationwide Retirement Solutions, Inc. of Arizona	Arizona
Nationwide Retirement Solutions, Inc. of Arkansas	Arkansas
Nationwide Retirement Solutions, Inc. of Montana	Montana
Nationwide Retirement Solutions, Inc. of Nevada	Nevada
Nationwide Retirement Solutions, Inc. of New Mexico	New Mexico
Nationwide Retirement Solutions, Inc. of South Dakota	South Dakota
Nationwide Retirement Solutions, Inc. of Wyoming	Wyoming
Nationwide Retirement Solutions Insurance Agency, Inc.	Massachusetts
Nationwide Financial Institution Distributors Agency, Inc.	Delaware
Affiliate Agency, Inc.	Delaware
Affiliate Agency of Ohio, Inc.	Ohio
Financial Horizons Distributors Agency of Alabama, Inc.	Alabama
Landmark Financial Services of New York, Inc.	New York
Financial Horizons Securities Corporation	Oklahoma
Nationwide Financial Institution Distributors Insurance Agency, Inc. of Massachusetts	Massachusetts
Nationwide Financial Institution Distributors Insurance Agency, Inc. of New Mexico	New Mexico
National Deferred Compensation, Inc.	Ohio
The 401(k) Companies, Inc.	Texas
401(k) Investment Services, Inc.	Texas
401(k) Investment Advisors, Inc.	Texas
The 401(k) Company	Texas
Pension Associates, Inc.	Wisconsin

All business operations of Nationwide Financial Services, Inc. and all of its subsidiaries are conducted using each company’s legally registered name, except for TBG Insurance Services Corporation d/b/a TBG Financial.